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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Walker Interactive Systems, Inc. on Form S-8 of our report dated February 4, 1997, appearing in the Annual Report on Form 10-K of Walker Interactive Systems, Inc. for the year ended December 31, 1996.


/s/ DELOITTE & TOUCHE LLP
-------------------------

DELOITTE & TOUCHE LLP

San Francisco, California

November 6, 1997